EXHIBIT 16.1

                              LETTER FROM KPMG LLP




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KPMG LLP
CHARTERED ACCOUNTANTS
1200 205 5th Avenue SW                                  Telephone (403) 691-8000
Calgary, AB  T2P 4B9                                    Telefax (403) 691-8008
                                                        www kpmg.ca


Securities and Exchange Commission
Washington DC 20549
USA


May 1, 2002


Ladies and Gentlemen:

WILMINGTON REXFORD, INC. (FORMERLY E-TREND NETWORKS, INC.) (THE "COMPANY")

We were previously principal accountants for the Company and, under the date of November 8, 2001 (except as to note 5(a) which was as of December 5, 2001), we reported on the consolidated financial statements of the Company as of and for the year ended September 30, 2001. On March 11, 2002 we indicated to the Company's management that we did not wish to stand for re-election as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated May 1, 2002 and we agree with such statements.

Yours very truly



/s/ KPMG LLP

Chartered Accountants